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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Advantica Restaurant Group, Inc.'s Registration Statements Nos. 333-53031, 333-58169, 333-58167 and 333-95981 (such Registration Statement also constitutes a post-effective amendment to Registration Statement No. 333-53031) on Form S-8 of our report dated February 19, 2002, (March 8, 2002 as to Note 9 and March 9, 2002 as to
Note 19) appearing in this Annual Report on Form 10-K of Advantica Restaurant Group, Inc., for the year ended December 26, 2001.


DELOITTE & TOUCHE LLP
Greenville, South Carolina
March 26, 2002